Exhibit 10.1
AMENDMENT NO. 1
TO
MASTER CREDIT AND SECURITY AGREEMENTS

THIS AMENDMENT NO. 1, dated as of December 1, 2006 (this “Amendment”), between FRANKLIN CREDIT MANAGEMENT CORPORATION (“Franklin”) and TRIBECA LENDING CORPORATION (“Tribeca”, and together with Franklin, the “Company”) and SKY BANK (the “Bank”), to the Master Credit and Security Agreement, dated as of October 13, 2004, as amended by the Amendment to the Master Credit and Security Agreement, dated as of October 5, 2006 (as so amended, the “Franklin Credit Agreement”), among Franklin, certain of its Subsidiaries and the Bank and the Master Credit and Security Agreement, February 28, 2006 (the “Tribeca Credit Agreement”; together with the Franklin Credit Agreement, the “Credit Agreements”, and each, a “Credit Agreement”), among Tribeca, certain of its Subsidiaries and the Bank; all capitalized terms used but not defined herein having the meaning ascribed to such terms in the applicable Credit Agreement.

WHEREAS, the Bank originally granted loan facilities to the Company and certain Company Subsidiaries pursuant to the Credit Agreements to finance the origination, funding or purchase of Mortgage Loans; and

WHEREAS, the Company has previously agreed to pay the Bank certain Success Fees as defined in (i) Section 2.10 of the Franklin Credit Agreement, as modified by that certain Agreement, dated as of December 30, 2004 (the “Success Fee Agreement”), to the Franklin Credit Agreement, between the Bank and the Company, (ii) in Section 2.10 of the Tribeca Lending Agreement, and (iii) in Section 2.10 of that certain Master Credit and Security Agreement, dated as of March 24, 2006 (the “BOS Credit Agreement”), among Tribeca, certain of its Subsidiaries and BOS (USA) Inc.;

NOW THEREFORE, in consideration of the agreements contained herein, the receipt and sufficiency of which is hereby acknowledged as of the date hereof, the Company and the Bank agree as follows:

1. Elimination of Success Fees. In order to terminate the obligation of the Company, its subsidiaries and affiliates to pay Success Fees to the Bank as of and after the date hereof, including any and all Success Fee liability currently existing and due to Bank and that would have subsequently become due after December 1, 2006, under Section 2.10 of the Credit Agreements and the BOS Credit Agreement and any and all other existing agreements between the Bank and the Company and its subsidiaries or affiliates, including, but not limited to, the Success Fee Agreement, the following amendments are hereby made to the Credit Agreements, as provided below:

(a)   Section 2.10 of each of the Credit Agreements is hereby deleted in its entirety.

(b)   Section 2.5(a)(First)(i)(B) and (C) of the Franklin Credit Agreement are hereby deleted and replaced with the following:

“(B) any accrued and unpaid interest due on all Company Subsidiary Loans related to such Mortgage Pool;

“(C) as consideration for the termination of the obligation of the Company and its affiliates to pay Success Fees to the Bank under all agreements between the Company or its affiliates and the Bank in existence on the date hereof, an amount which, when added to all other amounts paid to the Bank from time to time under this Section 2.5(a)(i)(C) on or after December 1, 2006, shall equal $4,500,000.00 in the aggregate; and

“(D) the required Principal Payment for such Mortgage Pool;”

(c)   In the introduction to Section 2.5(a)(First)(ii) of the Franklin Credit Agreement, the words “through (C)” are hereby replaced with the words “through (D)”.

(d)   In Section 2.5(a)(First)(ii)(B) of the Franklin Credit Agreement, the words “and Success Fees” are hereby deleted.

(e)   In Section 2.5(a)(Second)(i) of the Franklin Credit Agreement, the words “and Success Fees” are hereby deleted.

(f)   In Section 2.5(b) of the Franklin Credit Agreement, the words “(but subject to the Success Fee)” are hereby deleted.

(g)   Section 2.5(a)(i)(B) and (C) of the Tribeca Credit Agreement are hereby deleted and replaced with the following:

“(B) any accrued and unpaid interest due on the Related Loan for such Mortgage Pool; and

“(C) any required Principal Payment due on the Related Loan for such Mortgage Pool;”

(h)  In Section 2.5(a)(v) of the Tribeca Credit Agreement, the words “and Success Fees” are hereby deleted.

(i)   In Section 2.5(c) of the Tribeca Credit Agreement, the words “(but subject to the Success Fee)” are hereby deleted.

(j)   All other references to Success Fees in the Credit Agreements, if any, shall be ignored.

2. Applicability. This Amendment shall apply to obligations of the Company and the Company Subsidiaries arising as of and after the date hereof under all Company Subsidiary Loans now existing or hereafter arising under the Credit Agreements and any Success Fees otherwise due to the Bank or any successor thereto by operation of the BOS Credit Agreement. The Bank agrees that after the date hereof, all payments of Success Fees under the BOS Credit Agreement that otherwise would be payable to the Bank shall instead be payable to Tribeca, and shall take all actions necessary to cause such amounts to be paid over to Tribeca.

3. Supersession. This Amendment supersedes the Success Fee Agreement and all other agreements or understandings, written or unwritten, relating to success fees in connection with all financing arrangements between the Bank and the Company and its subsidiaries and affiliates, which therefore shall be terminated as of the date hereof and shall have no further force and effect.

4. Effectiveness. This Amendment shall be effective as of the date first set forth above.

5. Miscellaneous. Other than as modified above, all of the terms, provisions and covenants of the Credit Agreements remain in full force and effect and are hereby ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

SKY BANK

By: /s/ Jerry S. Sutherin
Name: Jerry S. Sutherin
Title: Senior Vice President, Specialty Lending Group

FRANKLIN CREDIT MANAGEMENT CORPORATION,
on behalf of itself and the Company Subsidiaries that have
become parties to the Franklin Credit Agreement

By: /s/ Paul D. Colasono         12/12/06
Name: Paul D. Colasono
Title: CFO

TRIBECA LENDING CORPORATION,
on behalf of itself and the Company Subsidiaries that have
become parties to the Tribeca Credit Agreement

By: /s/ Paul D. Colasono       12/12/06
Name: Paul D. Colasono
Title: CFO